Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Form S-3D Registration Statement No. 333-40211, Form S-8 Registration Statements No. 333-60089 and 333-109018 of Community Bank Shares of Indiana, Inc., of our report dated January 23, 2004 on the consolidated financial statements of Community Bank Shares of Indiana, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 as included in the registrant's annual report on Form 10-K.

Crowe Chizek and Company LLC

Louisville, Kentucky
March 30, 2004


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